Exhibit 8.1

Melco Resorts & Entertainment Limited

List of Significant Subsidiaries

As of December 31, 2017

1.	COD Resorts Limited, incorporated in the Macau Special Administrative Region of the People’s Republic of China

2.	MCE Cotai Investments Limited, incorporated in the Cayman Islands

3.	MCO Holdings Limited (formerly known as MCE Holdings Limited), incorporated in the Cayman Islands

4.	MCO International Limited (formerly known as MPEL International Limited), incorporated in the Cayman Islands

5.	MCO Investments Limited (formerly known as MPEL Investments Limited), incorporated in the Cayman Islands

6.	MCO Nominee One Limited (formerly known as MPEL Nominee One Limited), incorporated in the Cayman Islands

7.	Melco Resorts (Macau) Limited (formerly known as Melco Crown (Macau) Limited), incorporated in the Macau Special Administrative Region of the People’s Republic of China

8.	Melco Resorts and Entertainment (Philippines) Corporation (formerly known as Melco Crown (Philippines) Resorts Corporation), incorporated in the Philippines

9.	Melco Resorts Finance Limited (formerly known as MCE Finance Limited), incorporated in the Cayman Islands

10.	Melco Resorts Leisure (PHP) Corporation (formerly known as MCE Leisure (Philippines) Corporation), incorporated in the Philippines

11.	MPHIL Holdings No. 1 Corporation (formerly known as MCE Holdings (Philippines) Corporation), incorporated in the Philippines

12.	MPHIL Holdings No. 2 Corporation (formerly known as MCE Holdings No. 2 (Philippines) Corporation), incorporated in the Philippines

13.	SCP Holdings Limited, incorporated in the British Virgin Islands

14.	SCP One Limited, incorporated in the British Virgin Islands

15.	SCP Two Limited, incorporated in the British Virgin Islands

16.	Studio City Company Limited, incorporated in the British Virgin Islands

17.	Studio City Developments Limited, incorporated in the Macau Special Administrative Region of the People’s Republic of China

18.	Studio City Entertainment Limited, incorporated in the Macau Special Administrative Region of the People’s Republic of China

19.	Studio City Finance Limited, incorporated in the British Virgin Islands

20.	Studio City Holdings Four Limited, incorporated in the British Virgin Islands

21.	Studio City Holdings Limited, incorporated in the British Virgin Islands

22.	Studio City Holdings Three Limited, incorporated in the British Virgin Islands

23.	Studio City Holdings Two Limited, incorporated in the British Virgin Islands

24.	Studio City Hotels Limited, incorporated in the Macau Special Administrative Region of the People’s Republic of China

25.	Studio City International Holdings Limited, incorporated in the British Virgin Islands

26.	Studio City Investments Limited, incorporated in the British Virgin Islands